UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MAY  8,  2008


                           ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



        DELAWARE                    0-3936            11-1826363
 (State or other jurisdiction   (Commission         (IRS Employer
     of incorporation)           File Number)      Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                      11788
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                              NOT APPLICABLE
                              --------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 8, 2008, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its first quarter ended March 31, 2008. In addition, during the Company's investor conference call on the same date, the Company stated that its backlog at March 31, 2008 and 2007 was approximately $14,000,000 and $16,000,000, respectively. It was also stated that the reduction in backlog compared to the prior year was partially attributable to the Company's Electronics Segment, specifically one product from its Tulip subsidiary. The Company also stated that it expects to receive several new orders in the near future. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:




                                [GRAPHIC OMITED]



                                [GRAPHIC OMITED]



                             FOR IMMEDIATE RELEASE
                             ---------------------

CONTACT          or        Investor Relations Counsel
-------
Mitchell Binder            Linda Latman, 212-836-9609
Executive Vice President   Lena Cati, 212-836-9611
631-435-8300               The Equity Group Inc.

          ORBIT INTERNATIONAL CORP. REPORTS 2008 FIRST QUARTER RESULTS
          ------------------------------------------------------------

                             AFFIRMS 2008 GUIDANCE
                             ---------------------

Hauppauge, New York, May 8, 2008 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer, systems integrator and software solution provider, today announced results for the first quarter ended March 31, 2008. The results of operations in the current period include Integrated Combat Systems which was acquired by Orbit, effective December 31, 2007.

FIRST  QUARTER  2008  VS.  FIRST  QUARTER  2007
-----------------------------------------------
-   Net  sales  increased  6.3%  to  $6,610,000  from  $6,220,000;
-   Gross margin was 39.9% compared to 44.1%;
-   Net income was $11,000, compared to $548,000;
-   Diluted earnings per share were $.00 compared to $.12;
- Earnings before interest, taxes, depreciation and amortization, and stock based compensation (EBITDA, as adjusted) was $382,000 ($.08 per diluted share) compared to $842,000 ($.18 per diluted share).
- At March 31, 2008, cash, cash equivalents and marketable securities were approximately $5.9 million compared to $7.6 million at December 31, 2007.

Dennis Sunshine, President and Chief Executive Officer noted, "Even though the Company had previously projected a weak first quarter, some of the weakness resulted from customer delivery issues that were beyond our control. Although two of our contracts with deliverable hardware and software for the first quarter were delayed at the request of our customers, management has thoroughly reviewed the business forecast from each of our operating units, and we can reiterate that 2008 year end guidance for revenue and profitability will be met. Since our quarterly revenues are not subject to any seasonality, but are rather based on customer program delivery schedules included in our contracts, 2008 is again shaping up very similar to 2007, where the Company had very strong performance in the second half of the year, especially in the fourth quarter."

Sunshine continued, "Our Company continues to receive a number of awards for prototype and pre-production program opportunities for new and retrofit requirements with significant follow-on potential. In early-March, our Power
Group received a new order valued at approximately $290,000, for DC power supplies for use in a nuclear power plant control system stemming from a prior prototype award. Management expects additional orders of this power unit to be released in late 2008, and as this customer has indicated, over the next five years, orders for as many as 250 units may be required for an aggregate value to Orbit of approximately $4.0 million. As we previously announced, the CXP Remote Control program requirements continue to increase on an expedited basis. A Company proposal is now under audit review to establish a firm fixed price for a quantity of 500 RCU`s representing approximately $3.0 million, above and beyond any projected forecast."

                                     (more)



Orbit  International  News  Release     Page  2
May  8,  2008


Mr. Sunshine concluded, "Furthermore, we are actively exploring strategic opportunities with additional prime contractors that dominate the Identification Friend or Foe [IFF] defense electronics landscape for U.S. Air Force, U.S. Army and U.S. Navy program opportunities. This marketing strategy should enable our Company to further penetrate both the domestic and international marketplace for new and retrofit IFF programs. At the same time, we continue to review potential strategic accretive acquisition opportunities in our marketplace, that will complement the organic growth from our existing operating units."

AFFIRMS  2008  GUIDANCE
-----------------------

Mitchell Binder, Chief Financial Officer stated, "As previously announced, we expect 2008 to be one of Orbit's better years for operating performance. Our weak first quarter was principally due to a decrease in expected revenues. However, our costs continue to be well managed and as our revenues increase in subsequent quarters, our strong operating leverage should result in increased profitability. Therefore, we are confident that Orbit will achieve its 2008 guidance as follows: net sales of between $34.4 million and $34.8 million, EBITDA, as adjusted, of between $4,500,000 and $4,800,000, net income in the range of $3,100,000 to $3,400,000 and diluted earnings per share in the range of $.65 to $.72."

Mr. Binder added, "Our financial condition remains strong. At March 31, 2008, total current assets were $23,537,000 versus total current liabilities of $5,624,000 for a 4.2 to 1 current ratio. With approximately $21 million and $7 million in federal and state net operating loss carryforwards, respectively, we should continue to shield profits from federal and New York State taxes and enhance future cash flow. Additionally, at March 31, 2008, we had approximately $5.9 million in cash, cash equivalents and marketable securities."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, May 8, 2008, at 11:00 a.m. EDT. Interested parties may participate in the call by dialing 706-679-3204; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.


                                     (more)

Orbit  International  News  Release     Page  3
May  8,  2008


Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, Quakertown, Pennsylvania and Louisville, Kentucky. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, but not limited to, statements regarding any acquisition proposal and whether such proposal or a strategic alternative thereto may be considered or consummated; statements regarding our expectations of Orbit's operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results including all guidance amounts, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Orbit International's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006. For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.


                           (See Accompanying Tables)

Orbit International News Release
Page 4
May  8,  2008


                           ORBIT INTERNATIONAL CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                   (UNAUDITED)
                                                                 2008       2007
                                                               ------     -------
Net sales                                                      $6,610     $6,220

Cost of sales                                                   3,975      3,475
                                                               ------     ------
Gross profit                                                    2,635      2,745

Selling general and administrative expenses                     2,618      2,221

Interest expense                                                  102         95

Investment and other income, net                                  (96)      (129)
                                                               -------   -------
Income before income tax provision                                 11        558

Income tax provision                                                -         10
                                                              -------   --------
Net income                                                    $    11     $  548
                                                              =======   ========

Basic earnings per share                                      $  0.00     $ 0.13

Diluted earnings per share                                    $  0.00     $ 0.12

Weighted average number of shares outstanding:
 Basic                                                          4,527      4,307
 Diluted                                                        4,807      4,634


Orbit International News Release                                        Page 5
May  8,  2008
                           ORBIT INTERNATIONAL CORP.
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                 THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                    2008     2007
                                                                   -----    -----
EBITDA Reconciliation (as adjusted)
-------------------------------------------------
Net income                                                       $    11    $ 548
Interest expense                                                     102       95
Tax expense                                                            -       10
Depreciation and amortization                                        226      139
Stock based compensation                                              43       50
                                                                -------    ------
EBITDA (1)                                                       $   382    $ 842
                                                                 =======  =======

Adjusted EBITDA Per Diluted Share Reconciliation
-------------------------------------------------
Net income                                                       $  0.00    $0.12
Interest expense                                                    0.02     0.02
Tax expense                                                            -     0.00
Depreciation and amortization                                       0.05     0.03
Stock based compensation                                            0.01     0.01
                                                                 ------    ------
EBITDA per diluted share (1)                                     $  0.08    $0.18
                                                                 =======  =======


(1) The EBITDA tables (as adjusted) presented are not determined in accordance with accounting principles generally accepted in the United States of America. Management uses adjusted EBITDA to evaluate the operating performance of its business. It is also used, at times, by some investors, securities analysts and others to evaluate companies and make informed business decisions. EBITDA is also a useful indicator of the income generated to service debt. EBITDA (as adjusted) is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, income taxes and stock based compensation. Adjusted EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.




                                                                THREE MONTHS ENDED
Reconciliation of EBITDA, as adjusted,                               MARCH 31,
to cash flows from operating activities (1)                       2008      2007
-----------------------------------------------                 ------     -------

EBITDA (as adjusted)                                        $      382     $ 842
Interest expense                                                  (102)      (95)
Tax expense                                                         (0)      (10)
Bond amortization                                                    3         4
Gain on sale of marketable securities                                0        (8)
Deferred income                                                    (21)      (21)
Net change in operating assets and liabilities                  (1,202)     (736)
                                                                ------    ------
Cash flows used in operating activities                           (940)      (24)
                                                               =======   =======




Orbit  International  News  Release     Page  6
May  8,  2008
                                                       ORBIT INTERNATIONAL CORP.
                                                     CONSOLIDATED BALANCE SHEETS

                                                                         MARCH 31, 2008        DECEMBER 31, 2007
                                                                         --------------------  -------------------
ASSETS                                                                            (UNAUDITED)            (AUDITED)
Current assets
 Cash and cash equivalents                                               $         1,920,000   $        3,576,000
 Investments in marketable securities                                              3,966,000            3,997,000
 Accounts receivable, less allowance for doubtful accounts                         4,833,000            4,561,000
 Inventories                                                                      11,040,000           10,453,000
 Costs and estimated earnings
  in excess of billings on uncompleted contracts                                     539,000              136,000
 Deferred tax asset                                                                1,025,000            1,025,000
 Other current assets                                                                214,000              331,000
                                                                         --------------------  -------------------

   Total current assets                                                           23,537,000           24,079,000

Property and equipment, net                                                          660,000              691,000
Goodwill                                                                           9,725,000            9,634,000
Intangible assets, net                                                             2,793,000            2,969,000
Deferred tax asset                                                                 1,744,000            1,678,000
Other assets                                                                         633,000              634,000
                                                                         --------------------  -------------------

 Total assets                                                            $        39,092,000   $       39,685,000
                                                                         ====================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long term obligations                                $         1,777,000   $        1,777,000
 Notes payable                                                                       427,000              699,000
 Accounts payable                                                                  1,179,000            1,384,000
 Income taxes payable                                                                162,000              162,000
 Accrued expenses                                                                  1,131,000            1,395,000
 Customer advances                                                                   616,000              163,000
 Deferred income                                                                     332,000              332,000
                                                                         --------------------  -------------------

   Total current liabilities                                                       5,624,000            5,912,000

Deferred tax liability                                                               656,000              595,000
Deferred income                                                                      321,000              342,000
Long-term obligations, net of current maturities                                   6,362,000            6,753,000
                                                                         --------------------  -------------------

   Total liabilities                                                              12,963,000           13,602,000

Stockholders' Equity
 Common stock                                                                        472,000              472,000
 Additional paid-in capital                                                       20,809,000           20,766,000
 Accumulated other comprehensive loss                                                (41,000)             (33,000)
 Retained earnings                                                                 4,889,000            4,878,000
                                                                         --------------------  -------------------

   Stockholders' equity                                                           26,129,000           26,083,000
                                                                         --------------------  -------------------

   Total liabilities and stockholders' equity                            $        39,092,000   $       39,685,000
                                                                         ====================  ===================




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     May 9, 2008


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President